Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of December 11, 2024, by and between Archer Aviation Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, subject to the terms and conditions of this Subscription Agreement, the Investor desires to subscribe for and purchase from the Company, and the Company desires to sell and issue to the Investor, in a private placement, that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) set forth on the signature page hereto (the “Shares”) for a purchase price of $[●] per share (the “Per Share Purchase Price”), for the aggregate purchase price set forth on the signature page hereto (the “Subscription Amount”).

WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into separate subscription agreements in substantially the same form and containing the same Per Share Purchase Price as this Subscription Agreement (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and certain other “accredited investors” (as defined in Rule 501(a) under the Securities Act) (the “Other Investors” and, together with the Investor, the “Investors”), pursuant to which the Investors have agreed, severally and not jointly, to purchase on the Closing Date (as defined below), inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to [●] shares of Class A Common Stock at the Per Share Purchase Price.

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company and the Investor are entering into a separate registration rights agreement (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, subject to the conditions set forth herein, and intending to be legally bound hereby, each of the Investor and the Company acknowledges and agrees as follows:

1.            Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor upon payment of the Subscription Amount, the Shares on the terms and subject to the conditions provided for herein.

2.            Closing.

(a)            The closing of the purchase and sale of the Shares contemplated hereby (the “Closing”) shall occur on the second (2nd) business day following the execution and delivery of this Subscription Agreement and the Registration Rights Agreement by the Investor and the Company, or such other date as mutually agreed upon in writing (email being sufficient) by the Company and Investor (the “Closing Date”). At least three (3) business days prior to the Closing Date, the Company shall provide written notice to the Investor (the “Closing Notice”) containing wire instructions for the payment of the Subscription Amount, a completed and signed Internal Revenue Service Form W-9 or W-8BEN-E, as applicable and any other wire “know your client” information as may be reasonably requested by the Investor. At the Closing, the Investor shall deliver to the Company the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. At the Closing and immediately after receiving the Subscription Amount, the Company shall issue and deliver the Shares to the Investor (registered in the name of the Investor or its nominee(s) in accordance with such Investor’s delivery instructions) or to a custodian designated by the Investor or its nominee(s), free and clear of any liens or other restrictions whatsoever (other than those arising from this Subscription Agreement and applicable securities laws). The Shares shall be delivered to the Investor (or such nominee(s) or custodian), via book entry record through Continental Stock Transfer & Trust Company (the “Transfer Agent”), and the Company shall cause the Transfer Agent to deliver to the Investor (or such nominee(s) or custodian), on or promptly after the Closing Date, a copy of the records of the Transfer Agent confirming the issuance and delivery of the Shares to the Investor (or such nominee(s) or custodian) on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York. In the event that the Closing has not occurred on or before the fifth business day after the date of this Subscription Agreement, any payment by the Investor hereunder will be immediately returned by the Company to the Investor by wire transfer in immediately available funds to the account specified by the Investor and the obligations of the Company, on the one hand, and the Investor, on the other, to effect the Closing shall terminate. Notwithstanding anything in this Subscription Agreement to the contrary and as may be agreed to among the Company and the Investor if the Investor informs the Company that (a) it is an investment company registered under the Investment Company Act of 1940, as amended, (b) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (c) that its internal compliance policies and procedures so require it, then (1) prior to the delivery by the Investor of the Subscription Amount, the Company shall deliver to the Investor evidence of the issuance of the Investor 's Shares from the Transfer Agent in form and substance reasonably acceptable to the Investor and (2) following receipt of such evidence, such Investor shall deliver the Subscription Amount.

(b)            Prior to or at the Closing, the Investor shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or W-8BEN-E, as applicable.

(c)            Prior to or at the Closing, the Company shall deliver to the Investor a certificate, duly executed by its secretary and dated as of the Closing Date, certifying as to (x) all resolutions adopted by the Company in connection with this Subscription Agreement and the Registration Rights Agreement, and the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Shares), and that (y) all such resolutions remain in full force and effect.

3.            Closing Conditions. The obligation of the Investor to consummate the purchase of Shares pursuant to this Subscription Agreement is subject to the satisfaction (or valid waiver by Investor in writing) of the following conditions that, at the Closing:

(a)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(b)            the Company shall have, prior to the Closing Date, prepared and filed a supplemental listing application with the New York Stock Exchange ( “NYSE”) to list the Shares and the NYSE shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares;

(c)            no suspension of the qualification of the shares of Class A Common Stock listed on the NYSE for any offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred;

(d)            the Company shall have caused all of the Company’s directors and executive officers to execute lock-up agreements, in a form reasonably acceptable to the Placement Agent, for a lock-up period until the later of (i) 60 days commencing on the date hereof and (ii) the date of effectiveness of the registration statement required to be filed pursuant to the Registration Rights Agreement (subject to customary exceptions) and each such lock-up agreement shall be in full force and effect on the Closing Date and shall have been furnished to the Investor;

(e)            the Company shall have furnished all required materials to the Transfer Agent (as defined below) to reflect the issuance of the Shares at the Closing;

(f)            all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties contained in Sections 5(a), 5(b) and 5(c) and those representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects, or in all respects, as applicable, as of such earlier date), and consummation of the Closing by the Company shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects, or in all respects, as applicable, as of such earlier date);

(g)            the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date;

(h)            the delivery to Moelis & Company LLC or any of its respective affiliates (collectively, the “Placement Agent”) of an opinion of Company counsel, in a form reasonably acceptable to the Placement Agent;

(i)            since the date of this Subscription Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(j)            the Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) to the Investor; and

(k)            there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits any of the Other Investors unless the Investor has been offered substantially the same benefits.

4.            Further Assurances. At and after the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem to be practical and necessary to consummate the transactions contemplated by the Subscription Agreements.

5.            Company Representations and Warranties. The Company represents and warrants to the Investor that:

(a)            The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and the Company has the power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under the terms of the Transaction Documents (as defined below), including the issuance and sale of the Shares.

(b)            The Shares are duly authorized and, when issued and delivered to the Investor (or its nominee(s) or custodian, as applicable) after full payment thereof in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will be delivered free and clear of any lien or restriction on transfer (other than those provided in this Subscription Agreement or in the Registration Rights Agreement), and will not have been issued (i) in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws (the “Bylaws”) in effect as of the time the Shares are issued or under Delaware General Corporation Law, or (ii) in violation of applicable law.

(c)            Each of this Subscription Agreement, the Other Subscription Agreements and the Registration Rights Agreement (the “Transaction Documents”) have been duly authorized, validly executed and delivered by a duly authorized representative of the Company. The signature of the Company on each of the Transaction Documents is genuine, and such signatory has been duly authorized to execute each of the Transaction Documents. Assuming that each applicable Transaction Document is validly executed and delivered by a duly authorized representative of the Investor or the applicable Other Investor, such Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally.

(d)            The execution, delivery and performance of this Subscription Agreement, including the issuance and sale by the Company of the shares of Class A Common Stock pursuant to the Transaction Documents, are within the corporate powers of the Company, and do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any contract, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Company’s organizational documents, including, without limitation, its Amended and Restated Certificate of Incorporation or Bylaws, as may be applicable, or (iii) result in a breach, default or any other violation of any applicable statute or any judgment, order, rule or regulation of any court, other tribunal or any governmental commission, agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties (or that of any of its subsidiaries), except in the case of each of (i) and (iii) any such breach, default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)            As of their respective filing dates, all reports required to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) since September 17, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no material outstanding or unresolved comments in comment letters received by the Company (or any affiliate or subsidiary thereof) from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. As of the most recent determination date (as determined pursuant to Rule 405 of the Securities Act), the Company qualifies (as of the Closing Date) as a well-known seasoned issuer.

(f)            The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the shares of Class A Common Stock pursuant to the Subscription Agreements), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 10 of this Subscription Agreement, and (iv) those required by the NYSE.

(g)            As of the date hereof, the authorized share capital of the Company consists of 1,010,000,000 shares of capital stock, consisting of (i) 1,000,000,000 shares of common stock, including (A) 700,000,000 shares of Class A Common Stock and (B) 300,000,000 shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) and (ii) 10,000,000 shares of Company’s preferred stock, $0.0001 par value per share (“Preferred Stock”). As of close of business on the date immediately preceding the date hereof (the “Measurement Time”), (i) 401,620,292 shares of Class A Common Stock and 36,110,992 shares of Class B Common Stock, respectively, were issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Class A Common Stock or Class B Common Stock are held in the treasury of the Company, (iii) 46,244,244 warrants are issued and outstanding at a weighted-average exercise price of $6.32 per share, and (iv) no shares of Preferred Stock were issued and outstanding. Between the Measurement Time and the date hereof, the Company has not issued, or agreed to issue, any shares of Class A Common Stock, Class B Common Stock or Preferred Stock, other than (i) any issuances to the Investors or their respective affiliates pursuant to the Subscription Agreements, (ii) any issuances to Stellantis N.V. and its affiliates pursuant to the Subscription Agreement between the Company and Stellantis N.V. dated as of even date herewith and (iii) the issuance of shares of Class A Common Stock in the ordinary course of business in connection with the exercise of warrants or to service providers pursuant to the Company’s 2019 Equity Incentive Plan, 2021 Amended and Restated Equity Incentive Plan and 2021 Employee Stock Purchase Plan. As of the date hereof, except as set forth above, pursuant to the Other Subscription Agreements or the Transaction Documents, and pursuant to the Company’s 2021 Amended and Restated Equity Incentive Plan and 2019 Equity Incentive Plan, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Class A Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the shares of Class A Common Stock to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing.

(h)            As of the date hereof, the Company has not received any written communication from a governmental authority that seeks to enjoin the transactions contemplated by the Transaction Documents.

(i)            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor and such Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(j)            Neither the Company nor any person acting on its behalf has offered the Shares by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act.

(k)            Other than the Subscription Agreements, the Company has not entered into any side letter or similar agreement with any Other Investor or in connection with such Other Investor’s direct or indirect investment in the Company. Except for any alternative settlement procedures, eligibility for qualified purchasers to invest, and other than terms particular to the regulatory requirements of such Other Investors or its affiliates or related funds, no Other Subscription Agreement includes terms and conditions that are materially more favorable to any such Other Investor than the terms and conditions applicable to the Investor hereunder, and such Other Subscription Agreements reflect the same Per Share Purchase Price. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(l)            As of the date hereof, the issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company (or any controlled affiliate or subsidiary thereof) by the NYSE or the SEC, including with respect to any intention by such entity to deregister such shares of Class A Common Stock or prohibit or terminate the listing of such shares of Class A Common Stock on the NYSE, excluding, for the purposes of clarity, the customary periodic review of certain periodic reports filed by the Company with the SEC. The Company has taken no action that would be reasonably expected to terminate, or lead to the termination or deregistration of such shares of Class A Common Stock under the Exchange Act within a reasonable period after Closing.

(m)            Except as previously and expressly disclosed in the SEC Reports or as otherwise disclosed to the Investors, there is no material (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with, or is in default or violation of, any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have, individually or in the aggregate, (i) a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (ii) a material adverse effect on the performance by the Company of its obligations under this Subscription Agreement (a “Material Adverse Effect”).

(n)            The Company is not under any obligation to pay any broker’s or finder’s fee or commission (or similar fee) in connection with the sale of the Shares, other than to the Placement Agent. The Company is solely responsible for the payment of any fees or commissions of the Placement Agent. None of the Company nor its affiliates or subsidiaries have taken any action which could result in the Investor being required to pay any such fee or commission.

(o)            The Company is not and has not been in the past twelve (12) months an “investment company” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

(p)            None of the Company, its subsidiaries nor, to the Company’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the applicable period set forth in Rule 152 promulgated under the Securities Act, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the sale by the Company of the Shares as contemplated hereby or (ii) cause the sale of the Shares pursuant to this Subscription Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange on which any of the securities of the Company are listed or designated.

(q)            Neither the Company nor any of its officers or directors or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Kingdom, the European Union or any individual European Union member state; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). To the extent required by applicable law, the Company also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the United Kingdom, the European Union, or any individual European Union member state to the extent applicable to the Company.

(r)            The financial statements of the Company, as filed with the SEC, including the notes thereto and supporting schedules, fairly present the financial position and results of operations, stockholders’ equity and cash flows of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), applied on a consistent basis throughout the periods covered thereby; and the supporting schedules included therein present fairly the information required to be stated therein. Except as set forth in the financial statements of the Company, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons which would, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(s)            To the knowledge of the Company, PricewaterhouseCoopers LLP, independent registered public accounting firm (the “Auditor”), whose report is filed with the SEC, is an independent registered public accounting firm as required by the Securities Act and the Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements it has audited, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(t)            The Company has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s assets. The Company maintains, and has maintained, books and records of the Company in the ordinary course of business that are accurate and complete and properly reflect the revenues, expenses, assets and liabilities of the Company in all material respects. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(u)            The Company has all approvals, licenses, permits and certificates (the “Material Permits”) that are required for it to own, lease or operate its properties and assets and to conduct its business as currently conducted, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company. Except as is not and would not reasonably be expected to be material to the Company, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company. The Company is, and since the Company’s incorporation has been, in compliance in all material respects with the terms of all the Material Permits. To the Company’s knowledge, no event, circumstance, or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of the Company to be in compliance with the terms of the Material Permits.

(v)            The Company is, and since the Company’s incorporation has been, in compliance in all respects with all Environmental Laws. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company: (i) the Company has not received any written communication or notice or, to the Company’s knowledge, other communication from any governmental authority or any other person regarding any actual, alleged, or potential violation of, or liability under, any Environmental Laws; (ii) there is (and since the Company’s incorporation there has been) no proceeding or order pending or threatened in writing against the Company in respect to any Environmental Laws; and (iii) there has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances. “Environmental Laws” means all laws and orders concerning pollution, protection of the environment, or public or worker health or safety. “Hazardous Substances” means any material, substance or waste that is regulated by, or may give rise to a liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances, radiation, or radon.

(w)            Except as would not, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, since the Company’s incorporation, neither the conduct of the business of the Company nor any of the Company’s products offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Company nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any of such products infringes, constitutes or results from an unauthorized use or misappropriation of, dilutes or otherwise violates, or has infringed, constituted or resulted from an unauthorized use or misappropriation of, diluted or otherwise violated any Intellectual Property rights of any other person or entity. To the Company’s knowledge, since the Company’s incorporation, no person or entity is infringing, misappropriating, misusing, diluting or otherwise violating, or has infringed, misappropriated, misused, diluted or otherwise violated, any Intellectual Property owned by the Company, except as would not, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. Since the Company’s incorporation, the Company has not made any written claim against any person or entity alleging any infringement, misappropriation, dilution or other violation of any such owned Intellectual Property, except any infringement, misappropriation, dilution or other violation of any such owned Intellectual Property as would not, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. “Intellectual Property” means intellectual property rights protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including all (i) patents and patent applications, patent disclosures, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing; (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (iii) copyrights and works of authorship, copyrightable works, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing; (iv) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions (whether patentable or not, and whether or not reduced to practice), ideas, formulae, source code, compositions, processes and techniques, methods, methodologies, algorithms, research and development information, drawings, specifications, architectures, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information; (v) rights in or to software or other technology; and (vi) any other intellectual property rights protectable, arising under or associated with any of the foregoing, including those protected by any law anywhere in the world.

(x)            The Company has implemented commercially reasonable written policies relating to the processing of personal data as and to the extent required by applicable law.

6.            Investor Representations and Warranties. The Investor represents and warrants to the Company that:

(a)            The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

(b)            The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdiction of the United States. The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)            The Investor acknowledges and agrees that the book-entry position representing the Shares will bear or reflect, as applicable, the following legend (provided that such legend shall be subject to removal in accordance with this Subscription Agreement and the Registration Rights Agreement):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR (B) AN OPINION OF COUNSEL THAT SUCH SALE, OFFER FOR SALE, TRANSFER, PLEDGE OR DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS.”

(d)            The Investor acknowledges and agrees that the Investor is purchasing the Shares from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor, by or on behalf of the Company and by any control person, officer, director, employee, agents or representative of the Company, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in (i) Section 5 of this Subscription Agreement, or (ii) the Registration Rights Agreement.

(e)            The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including information about the Company, its subsidiaries and their respective businesses. Without limiting the generality of the foregoing, the Investor acknowledges that it has access to the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. However, neither any such inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations, warranties, covenants and agreements contained in this Subscription Agreement.

(f)            The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any form of general solicitation or general advertising in violation of the Securities Act. The Investor acknowledges that, in making its investment decision to purchase the Shares, it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or entity (including, without limitation, the Company, the Placement Agent and any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company contained in (i) Section 5 of this Subscription Agreement or (ii) the Registration Rights Agreement.

(g)            The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer and is able to sustain a complete loss on its investment in the Shares. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Company, nor any of its advisors or representatives, has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(h)            Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

(i)            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j)            The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k)            The execution, delivery and performance by the Investor of this Subscription Agreement and the Registration Rights Agreement are within the corporate powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents. The signature of the Investor on each of this Subscription Agreement and the Registration Rights Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement and the Registration Rights Agreement have been validly executed and delivered by a duly authorized representative of the Company, this Subscription Agreement and the Registration Rights Agreement constitute a legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally.

(l)            Neither the Investor nor any of its officers or directors or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on a Sanctions List; (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to comprehensive sanctions by the United States, the United Kingdom, the European Union or any individual European Union member state; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R Part 515; or (v) a Prohibited Investor. To the extent required by applicable law, the Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the United Kingdom, the European Union, or any individual European Union member state to the extent applicable to the Investor. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m)            The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(n)            On the Closing Date, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(o)            The Investor further acknowledges that the Investor has not relied upon the Placement Agent in connection with the Investor’s due diligence review of the offering of the Shares and the Company. The Investor acknowledges and agrees that (i) it has been informed that the Placement Agent is acting solely as placement agent in connection with the transactions contemplated by this Subscription Agreement (the “Transaction”) and is not acting as an underwriter or in any other capacity in connection with the Transaction and is not and shall not be construed as a fiduciary for the Investor in connection with the Transaction, (ii) it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referenced herein, (iii) it has not relied on any investigation that the Placement Agent, any of its affiliates or any other person acting on their behalf has conducted with respect to the Shares or the Company or any information contained in any research reports prepared by the Placement Agent or any of its affiliates, (iv) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice, including without limitation financial advice, or recommendation in connection with the Transaction, in each case, to the Investor, (v) the Placement Agent has not solicited any action from the Investor with respect to the offer and sale of the Shares, (vi) the Placement Agent will have no responsibility to the Investor with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, condition (financial and otherwise), management, operations, properties or prospects of the Company or the Transaction and (vii) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the Transaction. The Investor further acknowledges that the Placement Agent is acting as financial advisor to the Company in connection with the Transaction, and that the Placement Agent may receive fees both for their placement agent services and financial advisory services.

(p)            No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares.

(q)            The Investor acknowledges that none of the Placement Agent, nor any of its respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to the Company or any of their subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company, and do not make any representation or warranty with respect to the Company, the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company.

(r)            The Investor acknowledges that (i) the Placement Agent may have acquired, or may acquire, nonpublic information with respect to the Company that is not known to the Investor and that may be material to a decision to enter into this transaction to purchase Shares (“Excluded Information”), and (ii) the Investor has determined to enter into the transaction to purchase the Shares notwithstanding its lack of knowledge of the Excluded Information.

(s)            The Investor acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act and that the purchase and sale of Shares hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

7.            Miscellaneous.

(a)            Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned to another person other than (i) an assignment by the Investor of its rights, benefits and obligations hereunder to (A) any fund or other entity or account managed by the same investment manager or investment advisor as the Investor or an affiliate thereof or (B) any affiliate of the Investor, in each case, without prior written consent of the Company, or (ii) with the prior written consent of Company, provided that, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executes a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions, provided that, in the case of any such transfer or assignment made without the prior written consent of the Company, as applicable, the Investor shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder or any of the Company’s obligations may be transferred or assigned without the prior written consent of the Investor. Consistent with the Investor’s representation and warranty to the Company that it is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, the Investor agrees that it shall not sell, transfer, or assign the Shares, except in a manner consistent with the restrictions on transfer set forth in the Registration Rights Agreement.

(b)            The Company may request from the Investor such additional information as the Company may reasonably deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares and the eligibility of the offering for an exemption from registration under the Securities Act, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided, that the Company agrees to keep any such information provided by the Investor confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that the Company may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of the Company.

(c)            The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations, and warranties of the Investor contained in this Subscription Agreement. The Company acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, representations, and warranties of the Company contained in this Subscription Agreement. The Investor and Company acknowledge and agree that the Placement Agent is a third-party beneficiary hereof and no consent, waiver, modification or amendment hereunder or hereof may be given or agreed to by the Investor or the Company without the Placement Agent’s consent. Prior to the Closing, the Investor agrees to promptly notify the Company and the Placement Agent if any of the acknowledgements, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgements, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Company and the Placement Agent if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from the Company will constitute a reaffirmation of the acknowledgements, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d)            The Company, the Investor and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed, nor will the Investor or any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly, execute, any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Investor was first informed by the Company or Placement Agent regarding the transactions contemplated hereby and ending upon the public announcement by the Company of the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

(f)            This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)            This Subscription Agreement (including the schedule hereto) and the agreements contemplated hereby including the Registration Rights Agreement constitute the entire agreement of the parties with respect to the subject matter of said agreements, and said agreements supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter thereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and permitted assigns.

(h)            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)            If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect, provided that each party hereto intends that such invalid, illegal or unenforceable provision will be construed (or otherwise reformed) by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

(j)            This Subscription Agreement may be executed using manual or electronic signature, in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. “ELECTRONIC SIGNATURE” MEANS (A) THE SIGNING PARTY’S MANUAL SIGNATURE, CONVERTED BY THE SIGNING PARTY TO FACSIMILE OR INDUSTRY-ACCEPTED DIGITAL FORM (SUCH AS A .PDF FILE) AND RECEIVED FROM THE SIGNING PARTY’S CUSTOMARY EMAIL ADDRESS, CUSTOMARY FACSIMILE NUMBER, OR OTHER MUTUALLY AGREED-UPON AUTHENTICATED SOURCE; OR (B) THE SIGNING PARTY’S DIGITAL SIGNATURE EXECUTED USING A MUTUALLY AGREED-UPON DIGITAL SIGNATURE SERVICE PROVIDER, SUCH AS DOCUSIGN OR ADOBE SIGN, AND DIGITAL SIGNATURE PROCESS EACH PARTY TO THIS SUBSCRIPTION AGREEMENT (I) AGREES THAT IT WILL BE BOUND BY ITS OWN ELECTRONIC SIGNATURE, (II) ACCEPTS THE ELECTRONIC SIGNATURE OF EACH OTHER PARTY TO THIS SUBSCRIPTION AGREEMENT, AND (III) AGREES THAT SUCH ELECTRONIC SIGNATURES SHALL BE THE LEGAL EQUIVALENT OF MANUAL SIGNATURES.

(k)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)            All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

(m)            THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

(n)           ALL LEGAL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY DELAWARE CHANCERY COURT; PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE DELAWARE CHANCERY COURT, THEN ANY SUCH LEGAL ACTION MAY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT. THE PARTIES HERETO HEREBY (A)      IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS FOR THEMSELVES AND WITH RESPECT TO THEIR RESPECTIVE PROPERTIES FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) AGREE NOT TO COMMENCE ANY ACTION RELATING THERETO EXCEPT IN THE COURTS DESCRIBED ABOVE IN DELAWARE, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED HEREIN. EACH OF THE PARTIES FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, (A) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS IN DELAWARE AS DESCRIBED HEREIN FOR ANY REASON, (B)      THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (C) THAT (I) THE ACTION IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH ACTION IS IMPROPER OR (III) THIS SUBSCRIPTION AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

8.            Non-Reliance and Exculpation. Each of the Investor and the Company acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation or any control person, officer, director, employee, partner, agent or representative of the Company, the Placement Agent or the Investor, as applicable, other than (i) with respect to the Investor, the representations and warranties of the Company expressly contained in (x) Section 5 of this Subscription Agreement, or (y) the Registration Rights Agreement, and (ii) with respect to the Company the representations and warranties of Investor expressly contained in (x) Section 6 of this Subscription Agreement, or (y) the Registration Rights Agreement. For purposes of this Subscription Agreement, each of the Investor and the Company acknowledges and agrees that neither party shall be liable to the other party or to any of its respective affiliates for any other statement, representation, or warranty. The Investor acknowledges and agrees that none of (a) any Other Investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (b) except in the case of gross negligence, willful misconduct, or fraud, the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of the foregoing shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements, or omissions with respect to any information or materials of any kind furnished by the Company, the Placement Agent or any Non-Party Affiliate concerning the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, any Placement Agent or any of the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

9.            Subsequent Equity Sales. From the date of this Subscription Agreement until sixty (60) days after the Closing Date, the Company shall not (A) issue any Equity Interests or securities convertible or exchangeable or exercisable for Equity Interests. Notwithstanding the foregoing, the provisions of this Section 9 shall not apply to (i) the issuance of shares of Class A Common Stock pursuant to the Subscription Agreements; (ii) the issuance of shares of Class A Common Stock to Stellantis N.V. pursuant to that certain Subscription Agreement, dated August 8, 2024, between the Company and Stellantis N.V.; (iii) the issuance of Class A Common Stock to Stellantis N.V. pursuant to that certain Subscription Agreement, dated as of even date herewith, between the Company and Stellantis N.V.; (iv) the issuance of shares of Equity Interests or securities convertible or exchangeable or exercisable for Equity Interests in connection with the provision of goods or services from suppliers or third-party service providers; (v) the issuance of shares of Class A Common Stock in connection with the Company’s planned contract manufacturing agreement with Stellantis N.V. or its affiliates; (vi) the issuance of shares of Class A Common Stock pursuant to one or more “at the market” offerings; (vii) the issuance of Equity Interests upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Subscription Agreement or outstanding pursuant to clause (viii) below or (viii) the issuance of any Equity Interests or securities convertible or exchangeable or exercisable for Equity Interests pursuant to any Company stock-based compensation plans.

10.            Press Releases. The Company shall, no later than 9:00 a.m. (New York time) on the first (1st) business day after the date of this Subscription Agreement (or such earlier time as the parties agree to issue a press release), furnish or file with the SEC in a Current Report on Form 8-K or in a Quarterly Report on Form 10-Q (collectively, the “Disclosure Document”) disclosing the issuance of the Shares, including the information required by Item 3.02 of Form 8-K, and, to the extent required under applicable law (as determined by the Company’s legal counsel), all material terms of the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, a copy of the press release (if any), and any other material, non-public information that the Company has provided to the Investor at any time prior to the filing of such Form 8-K or Quarterly Report on Form 10-Q, as applicable. The determination as to what information provided to the Investor is considered material-non public information shall be made in the Company’s sole discretion. From and after the disclosure of the Disclosure Document, to the knowledge of the Company, the Investor and its affiliates and their respective directors, officers, employees, agents or representatives shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees, agents or representatives, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agent, or any of their affiliates in connection with the Transaction. All press releases or other public communications relating to the transactions contemplated hereby between the Company and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of both the Company and the Investor. The restriction in the third sentence of this Section 10 shall not apply to the extent, and only to the extent, that the public announcement is required by applicable securities law, any governmental authority with appropriate jurisdiction or applicable stock exchange rule; provided, that in such an event, the applicable party shall consult with the other party in advance as to its form, content and timing. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 10, in which case for clauses (i)-(iii), the Company shall provide the Investor with prior written notice of such disclosure permitted under hereunder.

11.            Stock Splits, etc. If any change in the shares of the Company’s common stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Shares issued to the Investor and the Subscription Amount and the per-share purchase price of the Shares shall be appropriately adjusted to reflect such change.

12.            Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person or by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery); (ii) on the fifth (5th) business day after dispatch by registered or certified mail; or (iii) on the next business day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

If to the Investor, to such address or addresses set forth on the signature page hereto.

If to the Company, to:

Archer Aviation Inc.

190 West Tasman Drive
San Jose, CA 95134

Attention: General Counsel
Email:   legal@archer.com

with copies (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention: Patrick Grilli; Ran Ben-Tzur; Aman Singh

Email:   pgrilli@fenwick.com; rbentzur@fenwick.com; asingh@fenwick.com or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:
Date: _______________, 2024

Name in which Shares to be registered (if different):

Investor’s EIN: _______________

Business Address:	Mailing Address (if different):

Email Address:

Number of Shares subscribed for: [●] Shares of Class A Common Stock

Aggregate Subscription Amount: $[●]

Price Per Share: $[●]

Broker instructions for delivery of the shares via DWAC, including DTC number:

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Archer Aviation Inc. in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.

ARCHER AVIATION INC.

By:
Name: Adam Goldstein
Title: Chief Executive Officer
Date: December 11, 2024

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	☐ INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement

[Schedule A to Subscription Agreement]

Exhibit A

Form of Registration Rights Agreement

[Exhibit A to Subscription Agreement]